SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the Registrant  |X|
         Filed by a Party other than the Registrant  |_|

Check the appropriate box:
 |_| Preliminary Proxy Statement    |_| Confidential, for use of the Commission
 |X| Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
 |_| Definitive Additional Materials
 |_| Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12



                                GKN HOLDING CORP.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:



(2)  Aggregate number of securities to which transaction applies:



(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*



(4)  Proposed maximum aggregate value of transaction:



(5)  Total fee paid:


         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


(2)  Form, Schedule or Registration Statement No.:


(3)  Filing Party:


(4)  Date Filed:

--------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                                GKN HOLDING CORP.

                                   61 Broadway
                            New York, New York 10006



                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS


                                  June 4, 1997




                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of GKN Holding Corp., 61 Broadway, New York, New York 10006 ("Company") will be held at The Penn Club, 30 West 44th Street, New York, New York 10036, on June 4, 1997, at 10:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:


                    1. To elect three directors to serve for the ensuing three-year period and until their successors are elected and qualified; and

                    2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

                  The Board of Directors has fixed the close of business on April 10, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                  You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.



                                         By Order of the Board of Directors

                                         Katherine Nathan, Secretary

New York, New York
May 2, 1997

                                GKN HOLDING CORP.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1997



                  This Proxy Statement and the accompanying form of proxy is furnished to stockholders of GKN Holding Corp. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at The Penn Club, 30 West 44th Street, New York, New York 10036, on June 4, 1997, at 10:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted for the election of the nominees listed herein.

                  The Company provides securities brokerage, investment banking, and trading services to emerging growth and small capitalization corporate clients and investors through its principal operating subsidiaries. In the fiscal year ended January 31, 1997, these subsidiaries consisted of GKN Securities Corp ("GKN Securities"), Shochet Securities, Inc ("Shochet"), which the Company acquired in November 1995, and GKN Securities AG ("GKN AG"), which the Company established in February 1996. In March 1997 the Company acquired Southeast Research Partners, Inc. ("Southeast"), a research and institutional brokerage boutique which maintains research coverage on small and mid-capitalization companies. The Company also has operations in the money management business, through its GKN Fund Management, Inc. ("GKN Fund") subsidiary, which began operations in March 1995 as the general partner of Kaleidoscope Partners, L.P., a private investment partnership, and in merchant banking, through its Dalewood Associates, Inc. ("Dalewood") subsidiary, which it acquired in December 1996 and which is the general partner of Dalewood Associates, L.P.

                  The Company's executive offices are located at 61 Broadway, New York, New York 10006. On or about May 2, 1997, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the fiscal year ended January 31, 1997 (sometimes referred to as "Fiscal 1997"), are being mailed to each stockholder of record at the close of business on April 10, 1997.

                                VOTING SECURITIES

                  The Board of Directors has fixed the close of business on April 10, 1997, as the record date for the determination of security holders entitled to notice of, and to vote at, the Annual Meeting. Only security holders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof.

                  As of April 10, 1997, the Company had issued and outstanding 8,303,899 shares of Common Stock and 1,200,000 shares of Series A Preferred Stock ("Preferred Shares"), the Company's only classes of voting securities outstanding, which will vote as one class at the Annual Meeting except as otherwise may be required by law. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. Each Preferred Share has voting power equivalent to the number of shares of Common Stock into which it may be converted on the record date. As of the record date, each Preferred Share was convertible into 0.16 shares of Common Stock. Accordingly, the Preferred Shares in the aggregate have voting power equivalent to 192,000 shares of Common Stock. As of the record date, the outstanding Common Stock and Preferred Shares collectively had voting power equivalent to 8,495,899 shares of Common Stock.

                  The  presence,  in  person or by  proxy,  of Common  Stock and
Preferred Shares possessing a majority of the voting power of all of the outstanding voting securities of the Company constitutes a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of the voting securities voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any securities not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on will be decided by the affirmative vote of Common Stock and Preferred Shares possessing voting power equivalent to a majority of the voting securities of the Company present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

                  The table which follows sets forth certain information as of April 10, 1997, with respect to the stock ownership of (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's voting securities, (ii) each director and director nominee, (iii) the Chief Executive Officer and the other four most highly compensated executive officers of the Company whose compensation was $100,000 or greater during Fiscal 1997 (collectively "Named Officers"), and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Except as indicated in the footnotes to the table, the stockholders listed possess sole voting and investment power with respect to their shares, subject to community property laws where applicable.

Voting Securities and Principal Holders Thereof

Name of                                  Amount and Nature of                Percent of
Beneficial Owner                         Beneficial Ownership            Voting Securities
----------------                        ----------------------           -----------------
David M. Nussbaum(1)                         1,189,108(2)                       14.0
Roger N. Gladstone(1)                        1,174,941(3)                       13.8
Peter R. Kent                                   89,531(4)                        1.0
Lester Rosenkrantz                              24,763(5)                         *
Robert H. Gladstone(1)                         513,831(6)                        6.0
James I. Krantz                                162,375(7)                        1.9
Peter R. McMullin                               90,112(8)                        1.0
John P. Margaritis                              10,000(9)                         *
Arnold B. Pollard                               10,000(9)                         *
All Executive Officers and                   3,264,661(10)                      37.8
 Directors as a group (9 persons)            ===============
------------------------------

*        Less than 1%.

(1) The business address of David M. Nussbaum and Robert H. Gladstone is c/o GKN Securities Corp., 61 Broadway, New York, New York 10006. The business address of Roger N. Gladstone is c/o GKN Securities Corp., 433 Plaza Real, Boca Raton, Florida 33432.

(2) Includes 6,666 shares issuable upon exercise of options at $4.95 per share which are currently exercisable and 56,331 shares issued to David Nussbaum in connection with the Company's 1996 Incentive Compensation Plan ("IC Plan"). The holders of the restricted shares issued pursuant to the IC Plan ("IC Shares") have the power to vote and the right to receive dividends with respect to such shares but the IC Shares do not vest until March 2000 and may not be transferred prior to that date. Does not include shares issuable upon exercise of options to purchase 13,334 shares at $4.95 per share which become exercisable in two annual installments commencing December 31, 1997. Does not include 100,000 shares held by The Nussbaum Family Foundation, Inc., one of whose directors is the spouse of David Nussbaum. David Nussbaum disclaims beneficial ownership of the shares held by such foundation.

(3) Includes 6,666 shares issuable upon exercise of options at $4.95 per share which are currently exercisable and 42,164 IC Shares. Does not include shares issuable upon exercise of options to purchase 13,334 shares at $4.95 per share which become exercisable in two annual installments commencing December 31, 1997 and does not include 100,000 shares held by The Lisa and Roger Gladstone Foundation, one of whose directors is the spouse of Roger Gladstone. Roger Gladstone disclaims beneficial ownership of the shares held by such foundation.

(4) Includes 45,087 IC Shares, and 44,444 shares issuable upon exercise of options at $4.50 per share which are currently exercisable. Does not include 25,556 shares issuable upon exercise of options exercisable at $4.50 per share which become exercisable in two annual installments beginning in July 1997.

(5) Includes 16,430 IC Shares, and 8,333 shares issuable upon exercise of options at $6.00 per share which are currently exercisable. Does not include 16,667 shares issuable upon exercise of options exercisable at $6.00 per share which become exercisable in two equal annual installments beginning in January 1998.

(6) Includes (i) 56,331 IC Shares, (ii) 52,500 shares issuable upon exercise of options exercisable at $2.20 per share which are currently exercisable and which are held by Robert H. Gladstone's spouse, and
         (iii) options to purchase 2,222 shares at $4.50 per share which are currently exercisable. Does not include 4,444 shares at $4.50 per share which become exercisable in two annual installments commencing December 31, 1997.

(7) Includes 3,125 shares held by James I. Krantz' spouse and 10,000 shares issuable upon exercise of options which are currently exercisable, 5,000 of which are exercisable at $2.20 per share and 5,000 of which are exercisable at $6.00 per share. Does not include shares issuable upon exercise of options to purchase 1,000 shares at $4.50 per share which become exercisable February 2000.

(8)      Includes 49,152 shares of Common Stock which are issuable upon currently convertible 307,200 Preferred Shares.

(9)      Represents 10,000 shares issuable upon exercise of options at $6.00 per share which are currently exercisable.

(10) Includes the shares issuable upon exercise of options and included in the table, as described in the above footnotes, and 49,152 shares of Common Stock issuable upon conversion of Peter R. McMullin's Preferred Shares, and excludes those shares subject to options as indicated in the above footnotes as being excluded from the table.


                        PROPOSAL I: ELECTION OF DIRECTORS


                  The Board of Directors is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of the first class of directors, consisting of Lester Rosenkrantz, James I. Krantz and Arnold B. Pollard, will expire at the Annual Meeting, the term of office of the second class of directors, consisting of Peter R. Kent, John P. Margaritis and Peter R. McMullin will expire in 1998, and the term of office of the third class of directors, consisting of David M. Nussbaum and Roger N. Gladstone, will expire in 1999. In each case, each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

                  Three persons will be elected at the Annual Meeting to serve as directors for a term of three years. The Board of Directors has nominated Lester Rosenkrantz, James I. Krantz and Arnold B. Pollard, incumbent directors, as the candidates for election. Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of these nominees. In case any of the nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Information About the Nominees

     Lester Rosenkrantz is 56 years old and has been a director and Executive Vice President of the Company and GKN Securities since February 1994. Mr. Rosenkrantz has been a director of Southeast since the Company's acquisition of Southeast in March 1997. Mr. Rosenkrantz was Vice Chairman and Director of Corporate Finance of Reich & Co., Inc. (formerly Vantage Securities), a member of the New York Stock Exchange ("NYSE"), from November 1990 until January 1994. He has also served in various management positions at Rosenkrantz, Lyon and Ross, Incorporated, a NYSE member firm from 1973 to 1990, serving as Vice Chairman at the end of his tenure. Mr. Rosenkrantz was employed by Andresen & Company from 1963 to 1973, lastly as a General Partner and head of institutional and retail sales. Mr. Rosenkrantz graduated from Pennsylvania State University.

     James I. Krantz is 42 years old and has been a director of the Company since September 1990. Since 1977, Mr. Krantz has served as a Property, Casualty and Life Insurance Broker and has been engaged in real estate management and investment. Mr. Krantz was an executive officer and director of the corporate general partner of River Village Associates ("River Village"), a limited partnership formed to acquire real estate. River Village filed for protection under Chapter 11 of the Bankruptcy Code in September 1992. Mr. Krantz is currently President and Chief Executive Officer of York International Agency, Inc., a full service insurance agency located in Westchester, New York. Mr. Krantz graduated from Syracuse University. He received his Chartered Property Casualty Underwriter (CPCU) designation in 1989.

     Arnold B. Pollard is 54 years old and has been a director of the Company since August 1996. Since June 1993, he has been the President and Chief Executive Officer of Chief Executive Group, which publishes "Chief Executive" magazine. For nearly 20 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Mr. Pollard was a founding member of the Strategic Decision Analysis Group of SRI, a company engaged in management consulting and contract research. Since October 1996, Mr. Pollard has served as a director and a member of the compensation committee of Delta Financial Corp., a public company engaged in the business of mortgage financing, and International Management Education Foundation, a non-profit educational organization. From 1989 to 1991, Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing. From 1970 to 1973, Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi) and holds a doctorate in Management Science from Stanford University. Information About the Other Directors

         The Company's other directors are as follows:



Name                                    Age               Position
David M. Nussbaum                       43                Chairman of the Board and Chief Executive
                                                          Officer of the Company and GKN Securities

Roger N. Gladstone                      43                President and director of the Company and GKN
                                                          Securities

Peter R. Kent                           44                Chief Operating Officer, Chief Financial
                                                          Officer and director of the Company and GKN
                                                          Securities

John P. Margaritis                      47                Director of the Company

Peter R. McMullin                       53                Director of the Company



         David M. Nussbaum has been Chairman of the Board and Chief Executive Officer of the Company since September 1990, was Executive Vice President of the Company from January 1987 until September 1990 and has been a director of the Company since January 1987. He is also Chairman of the Board and Chief Executive Officer of GKN Securities and is the principal executive officer of GKN Securities' New York operations. He is a director of Shochet and a director and executive officer of GKN Fund. He has been a director and executive officer of Dalewood since the Company's acquisition of Dalewood in December 1996 and director and executive officer of Southeast since the Company's acquisition of Southeast in March 1997. Mr. Nussbaum serves on the Board of Arbitrators of the National Association of Securities Dealers, Inc. He is also a member of the Young Presidents Organization and a member of the Board of Directors of the Sid Jacobson Jewish Community Center in Roslyn, New York. From 1984 through 1986, Mr. Nussbaum was engaged primarily in the acquisition, management, syndication and operation of real estate projects. In connection with Mr. Nussbaum's real estate activities, he was an executive officer and a director of the corporate general partners of River Village and Frontage Realty Limited Partnership ("Frontage"), limited partnerships formed to acquire real estate. River Village and Frontage filed for protection under Chapter 11 of the Bankruptcy Code in 1992 and 1993, respectively. From 1980 through 1984, Mr. Nussbaum was engaged in the private practice of law at the firm of Rosenman Colin Freund Lewis & Cohen in New York. Mr. Nussbaum graduated from the University of Michigan, magna cum laude. He received his law degree (cum laude; Order of the Coif) from New York University School of Law.

         Roger N. Gladstone has been President and a director of the Company since January 1987. He is also President and a director of GKN Securities and is the principal executive officer of GKN Securities' Florida operations. He is also a director and executive officer of Shochet, Dalewood, and GKN Fund and a director of GKN AG. Mr. Gladstone serves on the Board of Arbitrators of the National Association of Securities Dealers, Inc. He is also a member of the Young Presidents Organization and a member of the Board of Directors of the Sid Jacobson Jewish Community Center in Roslyn, New York. Mr. Gladstone is a Director of No Small Affair South, a charitable foundation which provides positive experiences for disadvantaged children. From 1984 through 1986, Mr. Gladstone was engaged primarily in the acquisition, management, syndication and operation of real estate projects. Mr. Gladstone was an executive officer and a director of the corporate general partners of River Village and Frontage. River Village and Frontage filed for protection under Chapter 11 of the Bankruptcy Code in 1992 and 1993, respectively. From 1980 through 1984, Mr. Gladstone was engaged in the private practice of law in New York. Mr. Gladstone graduated from Stanford University. He the Benjamin N. Cardozo School of Law, Yeshiva University.

         Peter R. Kent has been Chief Financial Officer of the Company and GKN Securities since July 1995, Chief Operating Officer of the Company and GKN Securities since February 1996 and a director of the Company and GKN Securities since May 1996. He has served as a director of GKN Fund since July 1996. He has also served as Chief Financial Officer and director of Shochet since its acquisition by the Company in November 1995, as an executive officer and director of Dalewood since its acquisition by the Company in December 1996 and as an executive officer and director of Southeast since its acquisition by the Company in March 1997. From September 1991 through February 1995, Mr. Kent served initially as Chief Financial Officer, and subsequently as President, Chairman of the Board, and Chief Executive Officer, of Consolidated Waste Services of America, Inc., a solid waste management and recycling company. From 1988 until 1991, Mr. Kent was employed by the securities firm of Wessels, Arnold & Henderson, where he served as a member of the Corporate Finance Department in charge of its Environmental Services Group. From 1984 to 1988, Mr. Kent was employed by Henry Ansbacher, Inc., a firm involved in the field of media mergers and acquisitions, initially as Chief Financial Officer and subsequently as its President and Chief Operating Officer. Previous to 1984, Mr. Kent had been employed by Sutro & Co. Incorporated, Wells Fargo Bank, and Arthur Andersen & Co. Mr. Kent is a Certified Public Accountant. Mr. Kent graduated from the University of California at Berkeley, where he also received his Masters in Business Administration.

     John P. Margaritis has been a director of the Company since August 1996. Mr. Margaritis has been the President and Chief Executive Officer of Ogilvy Adams & Rinehart, a public relations firm, since January 1994, and was the President and Chief Operating Officer from January 1992 to January 1994. From July 1988 until January 1992, Mr. Margaritis was Chairman and Chief Executive Officer of Ogilvy & Mathers, Public Relations. Mr. Margaritis is a director of the Young Presidents Organization/Metro Chapter, the Arthur Ashe Institution for Urban Health and Research America, a non-profit organization to promote government's support of medical research. Mr. Margaritis is a member of the President's Advisory Counsel for the Museum of Television and Radio. Mr. Margaritis is also a trustee of Washington and Jefferson College. Mr. Margaritis graduated from Washington and Jefferson College and received his masters degree from the New School for Social Research.

     Peter R. McMullin has been a director of the Company since May 1997. He has been Executive Vice President and a director of Southeast since its inception in June 1990. Mr. McMullin received a Bachelor of Science and a Master of Business Administration from the University of Toronto. Mr. McMullin is a Chartered Financial Analyst.

     Roger N. Gladstone is the brother of Robert H. Gladstone, Executive Vice President of the Company and GKN Securities, and the brother-in-law of David M. Nussbaum. No other family relationships exist between any of the executive officers or directors of the Company or its subsidiaries.

Board and Committee Information

         During Fiscal 1997, the Company's Board of Directors held three meetings and acted by unanimous written consent on twelve occasions. The standing committees of the Company's Board of Directors are the Audit Committee, the Compensation Committee, Employee Incentive Committee and the Executive Committee. The Company does not have a Nominating Committee. The Audit Committee, whose current members are Roger N. Gladstone, John P. Margaritis and Arnold B. Pollard, will review the scope of accounting audits, review with the independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company, review with the independent auditors their final report, review with internal and independent auditors overall accounting and financial controls, and are available to the independent auditors during the year for consultation purposes. The Compensation Committee, whose current members are David M. Nussbaum, John P. Margaritis and Arnold B. Pollard, will review and make recommendations to the Board regarding salaries, compensation benefits (other than with respect to the Company's 1991 Employee Incentive Plan ("1991 Plan") and IC Plan) of executive officers and key employees of the Company, and will review any related party transactions on an ongoing basis for potential conflicts of interest. The Employee Incentive Committee, whose current members are John P. Margaritis and Arnold B. Pollard, will administer and make all decisions with respect to the grant of awards under the 1991 Plan and IC Plan. The Executive Committee, whose current members are David M. Nussbaum, Roger N. Gladstone and Peter R. Kent, may address all matters handled by the Board of Directors, with specified limitations. Each of the committees was established in August 1997, other than the Executive Committee, which was established in September 1997, and none of the committees held a meeting during Fiscal 1997.

         The directors of the Company who are employed by the Company are not compensated for their services as directors of the Company nor for any committee participation. Directors who are not employed by the Company are paid $2,500 per quarter. Each of Messrs. Margaritis and Pollard were paid $5,000 for their services as directors during Fiscal 1997.

Executive Compensation

         The following table shows the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years ended January 31, 1997, 1996 and 1995, to the Chief Executive Officer of the Company and to the other four most highly compensated executive officers of the Company whose compensation was $100,000 or greater during Fiscal 1997 (collectively "Named Officers").


                                                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------

                                                                                      Long  Term Compensation

                                         Fiscal
                                          Year           Annual Compensation       Restricted       Securities         All
                                          Ended                                      Stock          Underlying        Other
                                         January       Salary          Bonus        Awards(1)      Options/SARS    Compensation (2)
Name and Principal Position                31,          ($)             ($)           ($)              (#)              ($)
------------------------------------------------------------------------------------------------------------------------------------
David M. Nussbaum                          1997        240,000         252,986      337,986            -0-          1,314,090(3)
  Chairman of the Board and Chief          1996        240,000         250,000        -0-             20,000          521,000
  Executive Officer of the Company         1995        240,000          50,000        -0-              -0-            482,000
  and GKN Securities
------------------------------------------------------------------------------------------------------------------------------------
Roger N. Gladstone                         1997        240,000         252,986      252,986            -0-          1,337,000(3)
  President of the Company and GKN         1996        240,000         250,000        -0-             20,000          534,000
  Securities                               1995        240,000          50,000        -0-              -0-            505,000
------------------------------------------------------------------------------------------------------------------------------------
Peter R. Kent(4)
  Chief Operating and Financial            1997        200,000         444,210      270,523            -0-              -0-
  Officer of the Company and GKN           1996         92,000          85,000        -0-             70,000            -0-
  Securities                               1995           -0-             -0-         -0-              -0-              -0-
------------------------------------------------------------------------------------------------------------------------------------
Robert H. Gladstone                        1997        240,000         252,986      337,986            6,666        1,301,359(3)
  Executive Vice President of the          1996        240,000         250,000        -0-             20,000          549,000
  Company and GKN Securities               1995        240,000          50,000        -0-              -0-            553,000
------------------------------------------------------------------------------------------------------------------------------------
Lester Rosenkrantz                         1997        157,500         140,746       98,582            -0-             86,164
  Executive Vice President of the          1996        150,000          20,000        -0-              -0-             19,000
  Company and GKN Securities               1995        150,000          15,000        -0-             25,000           26,000
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents dollar values of restricted shares issued pursuant to the IC Plan based on the closing price of Common Stock on the date of grant. The IC Shares reported in the Summary Compensation Table vest, in whole, on the third year anniversary from the date of grant. The holders of the IC Shares have the right to vote such shares and to receive dividends paid with respect to such shares. See "Compensation Arrangements -- 1996 Incentive Compensation Plan."

(2)      Primarily commissions paid on the brokerage of securities.

(3)      Includes a payment from the proceeds of the sale of options to purchase securities in two companies of
         $337,918, $337,918 and $282,709, to David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone,
         respectively.

(4)      Mr. Kent began employment with the Company on July 24, 1995.

Option Grants in Last Fiscal Year

         The following table sets forth each grant of stock options made by the Company during Fiscal 1997 to each of the Named Officers.

------------------------------------------------------------------------------------------------------------------------------------
                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------






                                                Individual Grants
                                                                                                            Potential Realizable
                                                    Percent of                                               Value at the Assumed
                                                      Total                                                 Annual Rates of Stock
                                                     Options/                                                Price Appreciation
                                 Number of             SARs                                                Indicated Below for the
                                Securities          Granted to         Exercise                              Term of the Option
                                Underlying          Employees          Price of
                                Option/SARs         in Fiscal         Base Price       Expiration              5%             10%
Name                            Granted (#)          Year(%)             ($/Sh)            Date               ($)             ($)
David M. Nussbaum.........          -0-                ----              ----             ----                ----             ----

Roger N. Gladstone                  -0-                ----              ----             ----                ----             ----

Peter R. Kent                       -0-                ----              ----             ----                ----             ----

Robert H. Gladstone.......          6,666(1)           1.7%             $4.50           01/31/05           $18,931          $47,995

Lester Rosenkrantz                  -0-                ----              ----             ----                ----             ----
------------------------------------------------------------------------------------------------------------------------------------


(1) 2,222 of which are currently exercisable and the remainder of which become exercisable in two equal annual installments on December 31, 1997 and December 31, 1998.

Option Exercises and Holdings

         The following table sets forth information concerning the number and value of unexercised options held by each of the Named Officers as of January 31, 1997.


------------------------------------------------------------------------------------------------------------------------------------
                                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                    FISCAL YEAR-END OPTION/SAR VALUES
------------------------------------------------------------------------------------------------------------------------------------


                                                             Number of Securities Underlying            Value of Unexercised
                              Shares                           Unexercised Options/SARs at            In-The-Money Options/SARs
                             Acquired           Value            Fiscal Year-End (#)(1)               at Fiscal Year-End ($)(2)
                            on Exercise       Realized           ----------------------               -------------------------
     Name                     (#)(3)           ($)(3)         Exercisable      Unexercisable       Exercisable       Unexercisable
   -------                    ------           ------         -----------      -------------       -----------       -------------
David M. Nussbaum             250,000          905,000           6,666            13,334              7,416             14,834

Roger N. Gladstone            250,000          905,000           6,666            13,334              7,416             14,834

Peter R. Kent                   -0-              -0-            44,444            25,556             69,444             39,931

Lester Rosenkrantz              -0-              -0-             -0-              25,000              -0-                1,563

Robert H. Gladstone           125,000          462,500           2,222             4,444              3,472              6,944
------------------------------------------------------------------------------------------------------------------------------------


(1)      Represents shares issuable upon exercise of options granted under the 1991 Plan.

(2) Based on the difference between the closing sale price of the Common Stock on January 31, 1997 ($6 1/16) and the exercise price of the option multiplied by the number of shares of Common Stock subject to the option.

(3) In May 1996, David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone exercised options to purchase 250,000, 250,000 and 125,000 shares of Common Stock, respectively, at an exercise price of $0.88 per share for David M. Nussbaum and Roger N. Gladstone, and $0.80 per share for Robert H. Gladstone. The purchase prices were paid by delivery to the Company of shares of the Company's Common Stock owned by such option holders, valued for this purpose of $4.50 per share.

Stock Price Performance Graph

                  The Stock Price Performance Graph below compares cumulative total return of the Company, the Nasdaq Stock Market - U.S. Index and a peer group index selected by the Company.* The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


[Graph comparing cumulative total return of the Company with that of the Nasdaq Stock Market- U.S. Index and a peer group selected by the Company]




* The peer group index is selected by the Company and is comprised of the following companies engaged in the same business as the Company, each with a market capitalization within $50,000,000 of the Company's market capitalization: Advest Group, Inc., First Albany Companies Inc., Hoenig Group Inc., Interstate/Johnson Lane, Inc., JW Charles Financial Services, Inc., Kinnard Investments, Inc., Ryan Beck & Company, Inc., Scott & Stringfellow Financial, Inc., Stifel Financial Corp., and Ziegler Companies, Inc.

Compensation Arrangements

                  Employment Agreements Regarding Named Officers

                  The Company has employment agreements with each of David M. Nussbaum, Roger N. Gladstone and Robert H. Gladstone which expire on April 30, 1999. Each agreement provides for an annual salary of $240,000 and the issuance of up to 15% of any underwriter warrants issuable to the Company in connection with its corporate finance and investment banking activities. Messrs. Nussbaum, Gladstone and Gladstone each receive payments of 20% of the gross brokerage commissions generated under any of his or each other's customer accounts (an aggregate 60% pay-out) and they are also entitled to bonuses under the IC Plan discussed below. The Company also has an employment agreement with Peter R. Kent which expires on April 30, 1999 and provides for an annual salary of $200,000. Mr. Kent is also entitled to bonuses under the IC Plan. The agreements with David M. Nussbaum, Roger N. Gladstone, Robert H. Gladstone and Peter R. Kent contain non-compete provisions, expiring one year after termination of employment, which prohibit these persons from competing with the Company without the prior written consent of the Company. The Board of Directors approved the annual salary of Lester Rosenkrantz as $157,500 for Fiscal 1997. Mr. Rosenkrantz is also entitled to commissions on his brokerage business and bonuses under the IC Plan.

                  1991 Employee Incentive Plan

                  In June 1991, the Company adopted and its stockholders approved the 1991 Plan which, as amended, provides for the issuance of stock, stock options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to the Company and its subsidiaries. The 1991 Plan was adopted to provide the Board of Directors with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal to reward these persons. Under the 1991 Plan, both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified options may be granted. The Board of Directors has designated the Employee Incentive Committee to administer and determine the distribution and terms of awards granted under the 1991 Plan, pursuant to guidelines set forth in the 1991 Plan. As of January 31, 1997, a total of 4,218,613 shares of Common Stock are reserved for issuance pursuant to the 1991 Plan.

                  1996 Incentive Compensation Plan

                  In July 1996, the Company adopted and its stockholders approved the IC Plan which, as amended, establishes an incentive compensation pool equal to 25% of all pre-tax, pre-incentive compensation profits, once a 10% pre-tax, pre-incentive return on beginning equity has been achieved. If the Company's pre-tax, pre-incentive compensation profits are sufficient to establish a bonus pool, such bonus pool would then be distributed to management and business unit managers, in majority part, based upon a pre-fixed percentage determined in the beginning of the fiscal year in question and, to a lesser extent, based upon the discretion of the Employee Incentive Committee after such fiscal year has ended. In the discretion of the Employee Incentive Committee, up to 50% of the value of any award may be paid in restricted shares of Common Stock, and up to 100% may be paid in restricted shares with the consent of the recipient. The "restricted" shares will not vest, except in limited circumstances, until three years after the date of grant. A total of 711,056 shares of Common Stock is currently reserved for issuance under the IC Plan. For a further description of the IC Plan, see "Committee Report on Executive Compensation -- Report."

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Background

                  The Board of Directors has established a Compensation Committee which is charged with the responsibilities of establishing and administering the policies and plans which govern compensation for executive officers, including the Named Officers, reviewing and recommending to the Board of Directors the level of compensation of the executive officers and key employees of the Company (other than with respect to the 1991 Plan and IC Plan) and reviewing related party transactions on an ongoing basis for potential conflicts of interest. The Board of Directors has established an Employee Incentive Committee which is responsible for administering and making all decisions with respect to the grant of awards under the 1991 Plan and IC Plan.

                  Prior to the establishment of the Compensation Committee and Employee Incentive Committee in August 1996, the Company entered into employment agreements, dated as of May 1, 1996, with each of David M. Nussbaum, Roger N. Gladstone, Robert H. Gladstone and Peter R. Kent, expiring in April 30, 1999, which fixes the salaries of such persons and provides that they may receive bonuses pursuant to the Company's IC Plan. In addition, the Board of Directors authorized for Mr. Rosenkrantz an annual salary of $157,500 for Fiscal 1997 and determined that he was eligible to receive bonuses under the IC Plan. Accordingly, the Compensation Committee was not involved in establishing the compensation for the Named Officers in Fiscal 1997. However, the Employee Incentive Committee, as the administrator of the Company's IC Plan, did determine, to a minor extent, the participation of each of the Named Officers in the IC Plan for Fiscal 1997. Set forth below is the report of the Employee Incentive Committee.

Employee Incentive Committee Interlocks and Insider Participation.

     For Fiscal 1997 the Employee Incentive Committee consisted of John P. Margaritis and Arnold B. Pollard, each a non-employee director of the Company.

Report

                  Bonuses for executive management, including the Named Officers, are established in accordance with the terms of the IC Plan. Pursuant to the IC Plan, a bonus pool is determined annually equal to 25% of all pre-tax, pre-incentive compensation profits of the Company once a 10% pre-tax, pre-incentive compensation return on beginning equity has been achieved. Accordingly, unless the Company has a specified minimum of pre-tax, pre-incentive compensation profits, no bonuses are awarded under the IC Plan. This reflects the policy of the Company to have the bonuses of executive management, including the Named Officers, directly related to the performance of the Company. If the Company's pre-tax, pre-incentive compensation profits are sufficient to establish a bonus pool, such bonus pool would then be distributed to executive management, including the Named Officers, in majority part, based upon a pre-fixed percentage determined in the beginning of the fiscal year in question and, to a lesser extent, based upon the discretion of the Employee Incentive Committee after such fiscal year has ended. In the discretion of the Employee Incentive Committee, up to 50% of the value of any award may be paid in "restricted" shares of Common Stock, and up to 100% may be paid in "restricted" shares with the consent of the recipient. The "restricted" shares will not vest, except in limited circumstances, until three years after the date of grant. For Fiscal 1997, the majority portion of the bonus pool (which the Board determined would be 74% in Fiscal 1997) was awarded to executive management (including the Named Officers) based upon percentages which were determined by the Board of Directors in July 1996 (immediately upon inception of the IC Plan and prior to the establishment of the Employee Incentive Committee). The remaining 26% portion was awarded in accordance with the discretion of the Employee Incentive Committee based upon a recommendation made to the committee by management of the Company utilizing the following criteria: (a) the performance of the business unit or units in which the employee participates or the accomplishments of the office of the participant, and (b) the individual performance of the employee in question from the viewpoints of (1) management responsibilities, (2) direct production of revenues, (3) development of the Company's business, and (4) promoting cooperation within and between business units. For Fiscal 1997, a minimum of 50% of the value of the discretionary bonuses awarded to the Named Officers was paid in restricted shares of the Company's Common Stock. Each of Messrs. Nussbaum, Roger Gladstone, Robert Gladstone and Kent consented to receiving his entire discretionary bonus in restricted shares.

                  The discretionary bonus awarded by the Employee Incentive Committee under the IC Plan in Fiscal 1997 to David Nussbaum, the Chief Executive Officer of the Company, was similarly based upon the recommendation of management of the Company utilizing the criteria set forth above and considering the following factors: Mr. Nussbaum's overall contribution to the performance of the Company as a whole, his leadership of the Company, and his performance in connection with the Company's growth, including growth resulting from the integration of the operations of Shochet and GKN AG, the acquisition of Dalewood and the acquisition of Southeast subsequent to the fiscal year end, as well as the successful completion of the Company's initial public offering. The recommendation and determination recognized that the Company achieved record revenues, net income and net income per share in Fiscal 1997 and ended Fiscal 1997 with record stockholders' equity. The recommendation and determination was not specifically linked in a quantitative manner to any quantitative measures and no specific weight was assigned to any of these criteria or factors.


                                             EMPLOYEE INCENTIVE COMMITTEE



                                             John P. Margaritis
                                             Arnold B. Pollard


Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms furnished to it and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during Fiscal 1997, except that two monthly reports, each reporting one acquisition of the Company's Common Stock, were filed late by James Krantz.


                              CERTAIN TRANSACTIONS

                  In connection with its corporate finance and investment banking activities, GKN Securities is often issued warrants to purchase securities of the issuer for whom its services are rendered ("Underwriter Warrants"). Less than half of the aggregate number of Underwriter Warrants issuable to GKN Securities are issued to its executive officers and other personnel involved in the transaction (collectively the "Individual Holders"). GKN Securities has, in the past, and may, in the future, purchase Underwriter Warrants from the Individual Holders at a price equal to the market price of the underlying securities less the exercise price of the Underwriter Warrants. Additionally, GKN Securities has, in the past, and may, in the future, lend to the Individual Holders funds to pay the exercise price of the Underwriter Warrants, which loans are repaid, without interest, within a period of no more than two weeks.

                  The Company obtains public relations services, including investor relations and counseling services, from Ogilvy Adams & Rinehart, a public relations firm of which Mr. Margaritis, a director of the Company, is the President and Chief Executive Officer. In Fiscal 1997, the Company paid $96,903 to Ogilvy Adams & Rinehart for public relations services.

                  The Company has purchased and continues to purchase insurance using York International Agency, Inc. ("York") as its agent. James I. Krantz, a director of the Company, is President and Chief Executive Officer, a director and a stockholder of York. In Fiscal 1997, the Company paid York premiums of $364,490 for insurance policies purchased through York (a portion of which amounts are paid by the insurer to York).

                  In the fiscal year ended January 31, 1995, the Company loaned Mr. Lester Rosenkrantz, Executive Vice President and a Director of the Company, an aggregate of $99,000. An additional $25,000 loan was made in the fiscal year ended January 31, 1996. Mr. Rosenkrantz repaid $10,000 in December 1995 and $20,000 in March 1996, leaving an aggregate outstanding principal balance as of January 31, 1997 of $94,000. These loans are payable without interest and are collateralized through the pledge by Mr. Rosenkrantz of his interest in certain underwriter warrants.


                             INDEPENDENT ACCOUNTANTS

                  The Company has selected the independent accounting firm of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending January 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

                        FISCAL 1998 STOCKHOLDER PROPOSALS

                  In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in New York, New York not later than January 3, 1998.


                             SOLICITATION OF PROXIES

                  The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.


                                  OTHER MATTERS

                  The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.



                                             Katherine Nathan, Secretary


New York, New York
May 2, 1997

                            GKN HOLDING CORP. - PROXY
                       Solicited By The Board Of Directors
                  for Annual Meeting To Be Held on June 4, 1997


             The undersigned Stockholder(s) of GKN HOLDING CORP., a Delaware
P corporation ("Company"), hereby appoints David M. Nussbaum, Roger N. Gladstone and Peter R. Kent, or any one of them, with full power of
R substitution and to act without the others, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name
O of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 4, 1997 and at all adjournments thereof. This proxy
X will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the
Y       following proposals.

        1.   Election of the following Directors:

  FOR all nominees listed below except       WITHHOLD AUTHORITY to vote
  as marked to the contrary below |_|        for all nominees listed below  |_|

            Lester Rosenkrantz, James I. Krantz and Arnold B. Pollard

  INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

              -----------------------------------------------------


        2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.






                                             Date_______________________, 1997


                                              ---------------------------------
                                                         Signature

                                              ---------------------------------
                                                   Signature if held jointly



     Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.